Pricing Supplement No. 40                         Filing Under
                      -----                       Rule 424 (b)(2)
(To Prospectus Supplement dated June 30, 1995
 including the Prospectus dated May 18, 1995)
                                                  Registration
Trade Date:  10/24/96                             File No.
           ------------                           33-59227



      IKON Capital, Inc. (formerly known as Alco Capital Resource, Inc.)
--------------------------------------------------------------------------------

                               Medium Term Notes

CUSIP:  01374QCC0                                     Floating Rate Notes:  N/A
      --------------------------------------------                        ------------------------------
Principal Amount:  15,000,000                                      Interest Rate Basis:  N/A
                 ---------------------------------                                     -----------------
Interest Rate (if fixed rate):  6.52%                     -Commercial Paper Rate:
                              --------------------                               ---------
Interest Payment Date(s):  N/A                            -Prime Rate:
                         -------------------------                    --------------------
    (other than June 15 and December 15)                  -LIBOR:
Regular Record Date(s):  N/A                                     -------------------------
                       ---------------------------        -Treasury Rate:
    (other than May 31 and November 30)                                  -----------------
Stated Maturity:  10/29/99                                -CD Rate:
                ----------------------------------                 -----------------------
Specified Currency:  US Dollars                           -Federal Funds Rate:
                   -------------------------------                            ------------
Applicable Exchange Rate (if any):  N/A                   -Other:
                                  ----------------               -------------------------
        US Dollar $1.00=  N/A
                        --------------------------    Index Maturity:  N/A
Issue Price (as a percentage of                                      -----------------------------------
             principal amount):  100%                 Spread:  N/A
                               -------------------           -------------------------------------------
Selling Agent:                                        Spread Multiplier:  N/A
    -Lehman Brothers:                                                   --------------------------------
                     ------------                     Maximum Interest Rate:  N/A
    -Chase Securities, Inc.:                                                ----------------------------
                            -----                     Minimum Interest Rate:  N/A
    -Goldman, Sachs & Co.:   X                                              ----------------------------
                          -------                     Initial Interest Rate:  N/A
    -Merrill Lynch & Co.:                                                   ----------------------------
                         --------                         Interest Reset Date(s)
    -Other:                                               (if semi-annually or annually):
           ----------------------
Selling Agent's Commission (%):  .35%                     ----------------------------------------------
                               -------------------            Third Wednesday of:  N/A
Purchasing Agent:  N/A                                                           -----------------------
                 ---------------------------------              Interest Reset Date (if weekly,
Purchasing Agent's Discount or                                  monthly, or quarterly):
             Commission (%):  N/A                                                      -----------------
                            ----------------------    Interest Determination Date(s):  N/A
Type of Sale:                                                                        -------------------
        As Agent:  X    As Principal:                 Calculation Date(s):  N/A
                 -----               -----                                ------------------------------
Net proceeds to the Company:  14,947,500              Calculation Agent:  N/A
                            ----------------------                      --------------------------------
Settlement date (original issue date):  10/29/96      Interest Payment Date(s):  N/A
                                      ------------                             -------------------------
Redemption Commencement Date (if any):  N/A               (other than June 15 and December 15)
                                      ------------    Regular Record Date(s):  N/A
Redemption Period:  N/A                                                      ---------------------------
                  --------------------------------        (other than May 31 and November 30)
Exchange Rate Agent:  N/A                             Interest Reset Period:  N/A
                    ------------------------------                          ----------------------------
Original Issue Discount Security:
        Yes:      No:  X
            -----    -----
Form:
        Book Entry:  X   Certificated:
                   -----              -----



Authorized by:  /s/ O. Gordon Brewer, Jr.
              ----------------------------------------------------